UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 19, 2007

AUTO UNDERWRITERS OF AMERICA, INC.
(Exact name of Registrant as specified in its charter)

California	000-11582	94-2915849
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

2670 South White Road, Suite 241 San Jose, CA		95148
(Address of principal executive offices)		(Zip Code)

(408) 270-3587
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On April 19, 2007, Auto Underwriters of America, Inc. (the “Company”) entered into a credit and floor plan facility (the “Credit Facility”) with Got Cars of LaMarque, Texas. The Credit Facility is for a term of not less than one year, provides for $400,000 for vehicle inventory floor plan financing and bears interest at the rate of 15%. The Company’s obligations under the Credit Facility are secured by a deposit account in the amount of $150,000 and by the Company’s motor vehicle inventory. The Credit Facility also contains typical events of default, including non-payment of obligations and involvement in creditor, forfeiture or bankruptcy proceedings. Upon the occurrence of an event of default, the Company could be required to immediately repay all or certain portions of the amount outstanding under the Credit Facility.

A copy of the Credit Facility is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 2 - Financial Information

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01.  Changes in Registrant’s Certifying Accountant.

On April 19, 2007, Clancy and Co., P.L.L.C. (“Clancy”) replaced Malone & Bailey, PC (“Malone”) as the Company’s Independent Registered Public Accounting Firm. The Company’s Board of Directors approved and ratified the change of accountants from Malone to Clancy effective that same date.

Malone, the Independent Registered Public Accounting Firm previously engaged to audit the Company’s financial statements was replaced as auditor for the Company on April 19, 2007. Malone’s report on the Company’s financial statements for the fiscal years ended June 30, 2006 and 2005 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified as to audit scope or accounting principles. However, the report did include an explanatory paragraph, which indicated substantial doubt regarding the Company’s ability to continue operations as a going concern.

During the fiscal years ended June 30, 2006 and 2005 and through April 19, 2007, there were no disagreements with Malone on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to Malone’s satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its report with respect to the financial statements of the Company.

During the fiscal years ended June 30, 2006 and 2005 and through April 19, 2007, there were no “reportable events” with respect to the Company as that term is described in Item 304(a)(1)(iv) of Regulation S-B.

During the fiscal years ended June 30, 2006 and 2005 and through April 19, 2007, the Company did not consult Clancy with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-B.

The Company has provided a copy of this report to Malone and requested it to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in this Item 4.01 and if not, stating the respects in which it does not agree. The letter from Malone is attached as Exhibit 16.

Section 8 - Other Items

Item 8.01.  Other Items.

On January 15, 2007, the Company entered into a lease agreement with AMRED Enterprises for the lease of a retail sales car center located at 3451 Ella Boulevard, Houston, Texas. The lease provides for an initial term of two years through January 31, 2009 at an annual rental payment of $31,200. The lease also grants the Company the option to renew for an additional two year period at an annual rental payment of $32,400 for the first option year and $33,600 for the second option year.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title or Description
16	Letter from Malone & Bailey, PC to The Securities and Exchange Commission dated April 19, 2007.
99.1	Floor Plan Agreement dated April 19, 2007 with Got Cars.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Auto Underwriters of America, Inc.

Date: April 23, 2007	By: /s/ Dean Antonis
Dean Antonis
President and Treasurer

AUTO UNDERWRITERS OF AMERICA, INC.
EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
16	Letter from Malone & Bailey, PC to The Securities and Exchange Commission dated April 19, 2007.
99.1	Floor Plan Agreement dated April 19, 2007 with Got Cars.